Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Asbury Automotive Group, Inc.

(Exact name of obligor as specified in its charter)

Delaware	01-0609375
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

622 Third Avenue, 37th Floor New York, New York	10017
(Address of principal executive offices)	(Zip code)

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
AF Motors L.L.C.	Delaware	59-3604214
ALM Motors L.L.C.	Delaware	59-3604216
ANL L.P.	Delaware	59-3503188
Asbury AR Niss L.L.C.	Delaware	84-1666361
Asbury Arkansas Hund L.L.C.	Delaware	56-2411899
Asbury Atlanta AC L.L.C.	Delaware	58-2241119
Asbury Atlanta AU L.L.C.	Delaware	58-2241119
Asbury Atlanta BM L.L.C.	Delaware	58-2241119
Asbury Atlanta Chevrolet L.L.C.	Delaware	58-2241119
Asbury Atlanta Hon L.L.C.	Delaware	58-2241119
Asbury Atlanta Inf L.L.C.	Delaware	58-2241119
Asbury Atlanta Infiniti L.L.C.	Delaware	58-2241119
Asbury Atlanta Jaguar L.L.C.	Delaware	58-2241119
Asbury Atlanta Lex L.L.C.	Delaware	58-2241119
Asbury Atlanta Nis L.L.C.	Delaware	58-2241119
Asbury Atlanta VL L.L.C.	Delaware	58-2241119
Asbury Automotive Arkansas Dealership Holdings L.L.C.	Delaware	71-0817515
Asbury Automotive Arkansas L.L.C.	Delaware	71-0817514
Asbury Automotive Atlanta L.L.C.	Delaware	58-2241119
Asbury Automotive Brandon, L.P.	Delaware	59-3584655
Asbury Automotive Central Florida, L.L.C.	Delaware	59-3580818
Asbury Automotive Deland, L.L.C.	Delaware	59-3604210
Asbury Automotive Financial Services, Inc.	Delaware	75-3061039
Asbury Automotive Florida, L.L.C.	Delaware	37-1514249
Asbury Automotive Fresno L.L.C.	Delaware	03-0508496

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
Asbury Automotive Group Holdings, Inc.	Delaware	04-3622391
Asbury Automotive Group L.L.C.	Delaware	52-2106837
Asbury Automotive Jacksonville GP L.L.C.	Delaware	59-3512660
Asbury Automotive Jacksonville, L.P.	Delaware	59-3512662
Asbury Automotive Management L.L.C.	Delaware	23-2790555
Asbury Automotive Mississippi L.L.C.	Delaware	64-0924573
Asbury Automotive North Carolina Dealership Holdings L.L.C.	Delaware	56-2106587
Asbury Automotive North Carolina L.L.C.	Delaware	52-2106838
Asbury Automotive North Carolina Management L.L.C.	Delaware	52-2106838
Asbury Automotive North Carolina Real Estate Holdings L.L.C.	Delaware	23-2983952
Asbury Automotive Oregon L.L.C.	Delaware	52-2106837
Asbury Automotive Oregon Management L.L.C.	Delaware	93-1255888
Asbury Automotive South, L.L.C.	Delaware	37-1514247
Asbury Automotive Southern California L.L.C.	Delaware	16-1676796
Asbury Automotive St. Louis, L.L.C.	Delaware	43-1767192
Asbury Automotive Tampa GP L.L.C.	Delaware	13-3990508
Asbury Automotive Tampa, L.P.	Delaware	13-3990509
Asbury Automotive Texas L.L.C.	Delaware	13-3997031
Asbury Automotive Texas Real Estate Holdings L.L.C.	Delaware	11-3816183
Asbury Deland Imports 2, L.L.C.	Delaware	59-3629420
Asbury Fresno Imports L.L.C.	Delaware	03-0508500
Asbury Jax AC, L.L.C.	Delaware	45-0551011
Asbury Jax Holdings, L.P.	Delaware	59-3516633

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
Asbury Jax K, L.L.C.	Delaware	36-4572826
Asbury Jax Management L.L.C.	Delaware	59-3503187
Asbury Jax PB Chev, L.L.C.	Delaware	37-1504393
Asbury MS Chev, L.L.C.	Delaware	06-1749057
Asbury MS Gray-Daniels L.L.C.	Delaware	64-0939974
Asbury MS Metro L.L.C.	Delaware	91-2121547
Asbury MS Wimber L.L.C.	Delaware	06-1625607
Asbury MS Yazoo L.L.C.	Delaware	06-1698084
Asbury No Cal Niss L.L.C.	Delaware	05-0605055
Asbury Sacramento Imports L.L.C.	Delaware	33-1080505
Asbury So Cal DC L.L.C.	Delaware	33-1080498
Asbury So Cal Hon L.L.C.	Delaware	33-1080502
Asbury So Cal Niss L.L.C.	Delaware	59-3781893
Asbury St. Louis Cadillac L.L.C.	Delaware	43-1767192
Asbury St. Louis Gen L.L.C.	Delaware	43-1826171
Asbury St. Louis Lex L.L.C.	Delaware	43-1767192
Asbury Tampa Management L.L.C.	Delaware	59-2512657
Asbury-Deland Imports L.L.C.	Delaware	59-3604213
Atlanta Real Estate Holdings L.L.C.	Delaware	58-2241119
Avenues Motors, Ltd.	Florida	59-3381433
Bayway Financial Services, L.P.	Delaware	59-3503190
BFP Motors L.L.C.	Delaware	30-0217335
C&O Properties, Ltd.	Florida	59-2495022
Camco Finance II L.L.C.	Delaware	52-2106838
Camco Finance L.L.C.	Delaware	56-2110955
CFP Motors, Ltd.	Florida	65-0414571

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
CH Motors, Ltd.	Florida	59-3185442
CHO Partnership, Ltd.	Florida	59-3041549
CK Chevrolet LLC	Delaware	59-3580820
CK Motors LLC	Delaware	59-3580825
CN Motors, Ltd.	Florida	59-3185448
Coggin Automotive Corp.	Florida	59-1285803
Coggin Cars L.L.C.	Delaware	59-3624906
Coggin Chevrolet L.L.C.	Delaware	59-3624905
Coggin Management, L.P.	Delaware	59-3503191
CP-GMC Motors, Ltd.	Florida	59-3185453
Crown Acura/Nissan, LLC	North Carolina	56-1975265
Crown Battleground, LLC	North Carolina	56-2036220
Crown CHH L.L.C.	Delaware	52-2106838
Crown CHO L.L.C.	Delaware	84-1617218
Crown CHV L.L.C.	Delaware	52-2106838
Crown Dodge, LLC	North Carolina	56-1975260
Crown FDO L.L.C.	Delaware	04-3623132
Crown FFO Holdings L.L.C.	Delaware	56-2182741
Crown FFO L.L.C.	Delaware	56-2165412
Crown Fordham L.L.C.	Delaware	52-2106838
Crown GAC L.L.C.	Delaware	52-2106838
Crown GAU L.L.C.	Delaware	52-2106838
Crown GBM L.L.C.	Delaware	52-2106838
Crown GCA L.L.C.	Delaware	14-1854150
Crown GCH L.L.C.	Delaware	74-3051217
Crown GDO L.L.C.	Delaware	52-2106838
Crown GHO L.L.C.	Delaware	52-2106838

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
Crown GKI L.L.C.	Delaware	52-2106838
Crown GMI L.L.C.	Delaware	52-2106838
Crown GNI L.L.C.	Delaware	52-2106838
Crown GPG L.L.C.	Delaware	52-2106838
Crown GVO L.L.C.	Delaware	52-2106838
Crown Honda, LLC	North Carolina	56-1975264
Crown Honda-Volvo, LLC	North Carolina	56-1975263
Crown Mitsubishi, LLC	North Carolina	56-1975266
Crown Motorcar Company L.L.C.	Delaware	62-1860414
Crown Raleigh L.L.C.	Delaware	52-2106838
Crown RIA L.L.C.	Delaware	52-2106838
Crown RIB L.L.C.	Delaware	56-2125835
Crown Royal Pontiac, LLC	North Carolina	56-1975262
Crown SJC L.L.C.	Delaware	81-0630983
Crown SNI L.L.C.	Delaware	30-0199361
CSA Imports L.L.C.	Delaware	59-3631079
JC Dealer Systems L.L.C.	Delaware	58-2628641
Escude-M L.L.C.	Delaware	64-0922813
Escude-MO L.L.C.	Delaware	64-0924573
Escude-NN L.L.C.	Delaware	64-0922808
Escude-NS L.L.C.	Delaware	64-0922811
Escude-T L.L.C.	Delaware	64-0922812
HFP Motors L.L.C.	Delaware	06-1631102
KP Motors L.L.C.	Delaware	06-1629064
McDavid Austin-Acra, L.L.C.	Delaware	11-3816170
McDavid Frisco-Hon, L.L.C.	Delaware	11-3816176

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
McDavid Grande, L.L.C.	Delaware	11-3816168
McDavid Houston-Hon, L.L.C.	Delaware	11-3816178
McDavid Houston-Niss, L.L.C.	Delaware	11-3816172
McDavid Irving-Hon, L.L.C.	Delaware	11-3816175
McDavid Outfitters, L.L.C.	Delaware	11-3816166
McDavid Plano-Acra, L.L.C.	Delaware	11-3816179
NP FLM L.L.C.	Delaware	71-0819724
NP MZD L.L.C.	Delaware	71-0819723
NP VKW L.L.C.	Delaware	71-0819721
Plano Lincoln-Mercury, Inc.	Delaware	75-2430953
Precision Computer Services, Inc.	Florida	59-2867725
Precision Enterprises Tampa, Inc.	Florida	59-2148481
Precision Infiniti, Inc.	Florida	59-2958651
Precision Motorcars, Inc.	Florida	59-1197700
Precision Nissan, Inc.	Florida	59-2734672
Premier NSN L.L.C.	Delaware	71-0819715
Premier Pon L.L.C.	Delaware	71-0819714
Prestige Bay L.L.C.	Delaware	71-0819719
Prestige Toy L.L.C.	Delaware	71-0819720
RER Properties, LLC	North Carolina	56-2091165
RWIJ Properties, LLC	North Carolina	56-2091158
Spectrum Insurance Services L.L.C.	Delaware	58-2241119
Tampa Hund, L.P.	Delaware	59-3512664
Tampa Kia, L.P.	Delaware	59-3512666

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
Tampa LM, L.P.	Delaware	52-2124362
Tampa Mit, L.P.	Delaware	59-3512667
Tampa Suzu, L.P.	Delaware	59-3512668
Thomason Auto Credit Northwest, Inc.	Oregon	93-1119211
Thomason Dam L.L.C.	Delaware	93-1266231
Thomason Frd L.L.C.	Delaware	93-1254703
Thomason Hon L.L.C.	Delaware	93-1254717
Thomason Hund L.L.C.	Delaware	93-1254690
Thomason Maz L.L.C.	Delaware	93-1254723
Thomason Niss L.L.C.	Delaware	93-1254721
Thomason Outfitters L.L.C.	Delaware	68-0492340
Thomason Pontiac-GMC L.L.C.	Delaware	43-1976952
Thomason Suzu L.L.C.	Delaware	93-1256214
Thomason TY L.L.C.	Delaware	93-1254719
Thomason Zuk L.L.C.	Delaware	93-1254806
WMZ Brandon Motors, L.P.	Delaware	59-3512670
WMZ Motors, L.P.	Delaware	59-3512663
WTY Motors, L.P.	Delaware	59-3512669

(1) The address and phone number of each Registrant Guarantor is c/o Asbury

Automotive Group, Inc., 622 Third Avenue, 37th Floor, New York, New York 10017,

(212) 885-2500.

7.625% Senior Subordinated Notes due 2017

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 27th day of June, 2007.

THE BANK OF NEW YORK

By:	/S/ ROBERT A. MASSIMILLO
Name: ROBERT A. MASSIMILLO
Title: VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2007, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$1,859,000
Interest-bearing balances	12,315,000
Securities:
Held-to-maturity securities	1,572,000
Available-for-sale securities	20,948,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	491,000
Securities purchased under agreements to resell	153,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	31,479,000
LESS: Allowance for loan and lease losses	289,000
Loans and leases, net of unearned income and allowance	31,190,000
Trading assets	3,171,000
Premises and fixed assets (including capitalized leases)	844,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	340,000
Not applicable
Intangible assets:
Goodwill	2,714,000
Other intangible assets	966,000
Other assets	7,043,000

Total assets	$83,608,000

LIABILITIES
Deposits:
In domestic offices	$26,775,000
Noninterest-bearing	16,797,000
Interest-bearing	9,978,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	33,309,000
Noninterest-bearing	702,000
Interest-bearing	32,607,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	712,000
Securities sold under agreements to repurchase	129,000
Trading liabilities	2,321,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	3,621,000
Not applicable
Not applicable
Subordinated notes and debentures	2,255,000
Other liabilities	5,933,000

Total liabilities	$75,055,000

Minority interest in consolidated subsidiaries	$161,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,143,000
Retained earnings	5,430,000
Accumulated other comprehensive income	-316,000
Other equity capital components	0
Total equity capital	8,392,000

Total liabilities, minority interest, and equity capital	$83,608,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Catherine A. Rein	Directors